UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): May 21, 2012

Hanger Orthopedic Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation	1-10670 (Commission File Number)	84-0904275 (IRS Employer Identification No.)

10910 Domain Drive, Suite 300
Austin, Texas 78758

(Address of principal executive offices (zip code))

(512) 777-3800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Officer Changes

On May 21, 2012, Thomas F. Kirk, the Chief Executive Officer of Hanger Orthopedic Group, Inc. (the “Company”), notified the Company of his intention to retire from the Company and its affiliates.  The Board of Directors of the Company accepted the notice of Mr. Kirk’s retirement, which will be effective on December 31, 2012 (the “Retirement Date”), and appointed Mr. Kirk to the newly created office of Vice Chairman of the Company, effective immediately. Mr. Kirk remains a member of the Board of Directors of the Company, and will serve as Vice Chairman until the Retirement Date.

Also on May 21, 2012, the Board of Directors appointed Vinit K. Asar, the President and Chief Operating Officer of the Corporation, as successor to the office of Chief Executive Officer, effective immediately.  Mr. Asar will no longer serve in the role of Chief Operating Officer of the Corporation, and that office will remain vacant unless the Board of Directors takes further action to fill such officer position in the future.  Mr. Asar’s new title is President and Chief Executive Officer.  The terms of Mr. Asar’s employment with the Company and its affiliates will continue to be governed by the terms and conditions of the Amended and Restated Employment Agreement, effective as of January 1, 2012, by and between Mr. Asar and Hanger Prosthetics & Orthotics, Inc., a wholly-owned subsidiary of the Company (“HPO”).

In connection with his announced retirement, Mr. Kirk entered into an Agreement and General Release (the “Agreement”), dated May 21, 2012, with HPO, which Agreement includes and incorporates an Acknowledgement, Agreement and Final General Release attached as Exhibit A thereto (the “Final Release”).  The Agreement provides for certain terms of Mr. Kirk’s continued employment with the Company and its affiliates through his retirement and, among other things, amends the Fifth Amended and Restated Employment Agreement (the “Employment Agreement”), effective as of January 1, 2012, by and between Mr. Kirk and HPO, which Employment Agreement governs the terms and conditions of Mr. Kirk’s employment with the Company and its affiliates.

Pursuant to the terms of the Agreement, Mr. Kirk will serve as Vice Chairman of the Company until the Retirement Date.  The duties and responsibilities of the office of Vice Chairman will be as determined by the Board of Directors of the Company from time to time and will relate to the support and assistance as necessary or appropriate for the transition of Mr. Kirk’s former duties as Chief Executive Officer of the Company.

The Agreement provides that, until the Retirement Date, the Company will continue Mr. Kirk’s current salary payments, on their regular schedule, and will also continue Mr. Kirk’s employee benefits during such time.  As a condition for Mr. Kirk to be eligible to receive a bonus, if any, for 2012 and to receive the benefit payments provided under the Company’s Supplemental Executive Retirement Plan, Mr. Kirk must execute on December 31, 2012 the Final Release, which document releases the Company, its subsidiaries, affiliates, owners, agents, employees, directors and officers from all claims, causes of action, damages, demands and recoveries that Mr. Kirk has or ever has had, or ever in the future may have, which are based on acts or omissions occurring up to and including the Retirement Date.  Following the Retirement Date, Mr. Kirk will be eligible for continued group health coverage under COBRA for a period of 18 months, and the Company will subsidize Mr. Kirk’s COBRA payments for a period of six months following the Retirement Date.

The Agreement further provides that, through the Retirement Date, all shares of unvested restricted stock held by Mr. Kirk will continue to vest in accordance with the vesting provisions of those equity awards.  All outstanding unvested restricted stock awards held by Mr. Kirk will cease vesting as of the Retirement Date.  Mr. Kirk will have the right to exercise all vested stock options held by him until the applicable dates set forth in his stock option award agreements.

The Agreement contains non-disparagement provisions applicable to both the Company and Mr. Kirk.

The description of the Agreement is qualified in its entirety to the copy of the Agreement that is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Increase in Size of Board of Directors; Election of Director

The Board of Directors, pursuant to the authority granted to it by Article III, Section 2 of the Amended and Restated By-Laws of the Company (the “By-Laws”), also determined on May 21, 2012 to act by resolution to increase the size of the Board of Directors from nine directors to ten directors.  The Board of Directors further acted to elect Mr. Asar as a director to fill the newly created vacancy on the Board of Directors.  Mr. Asar was elected to serve until the 2013 annual meeting of stockholders of the Company and until his successor is elected and qualified.

As an employee director, Mr. Asar will not receive any compensation for his service as a director of the Company.  There is no arrangement or understanding between Mr. Asar and any other person pursuant to which Mr. Asar was elected as a director of the Company, and there are no transactions in which Mr. Asar has an interest requiring disclosure under Item 404(a) of Regulation S-K.  Mr. Asar has not been appointed to serve as a member of any committee of the Board.

Mr. Asar was appointed to the office of President and Chief Executive Officer of the Company on May 21, 2012, and previously served as the Company’s President and Chief Operating Officer since September 2011.  Prior to that, Mr. Asar served as the Company’s Executive Vice President and Chief Growth Officer from December 2008 to September 2011. Mr. Asar came to the Company from the Medical Device & Diagnostic sector at Johnson and Johnson, having worked at the Ethicon, Ethicon-Endo-Surgery, Cordis and Biosense Webster franchises.  During his 18-year career at Johnson and Johnson, Mr. Asar held various roles of increasing responsibility in Finance, Product Development, Manufacturing, Marketing and Sales in the US and in Europe.  Prior to joining the Company, Mr. Asar was the Worldwide Vice-President at Biosense Webster, the Electrophysiology division of Johnson and Johnson, responsible for the Worldwide Sales, Marketing and Services organizations.  Mr. Asar has a B.S. in Business Administration from Aquinas College and an M.B.A. from Lehigh University.

Item 7.01               Regulation FD Disclosure.

Also on May 21, 2012, the Company issued a press release relating to the changes described in Item 5.02 of this Current Report on Form 8-K.  The press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

(10.1)        Agreement and General Release, dated May 21, 2012, by and between Thomas F. Kirk and Hanger Prosthetics & Orthotics, Inc.

(99.1)        Press Release of Hanger Orthopedic Group, Inc., dated May 21, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANGER ORTHOPEDIC GROUP, INC.

By:	/s/ Thomas E. Hartman
Thomas E. Hartman
Vice President and General Counsel

Dated:	May 21, 2012

EXHIBIT INDEX

Exhibit No.	Description

(10.1)	Agreement and General Release, dated May 21, 2012, by and between Thomas F. Kirk and Hanger Prosthetics & Orthotics, Inc.

(99.1)	Press Release of Hanger Orthopedic Group, Inc., dated May 21, 2012.